Exhibit 99(a)(1)(C)
                             TRANS-LUX CORPORATION

                         NOTICE OF GUARANTEED DELIVERY
            PURSUANT TO THE OFFERING CIRCULAR DATED FEBRUARY 6, 2006

    This Notice of Guaranteed Delivery relates to the offer of Trans-Lux Corporation ("Trans-Lux") to exchange (the "Exchange Offer") $1,000 principal amount of its 8 1/4% Limited Convertible Senior Subordinated Notes due 2012 (the "8 1/4% Notes") for each $1,000 principal amount of Trans-Lux' currently outstanding 7 1/2% Convertible Subordinated Notes due 2006 (the "7 1/2% Notes"). Subject to the terms and conditions of the Exchange Offer, Trans- Lux will issue up to $12,309,000 principal amount of its 8 1/4% Notes in exchange for up to all $12,309,000 principal amount of 7 1/2% Notes outstanding, to the extent such 7 1/2% Notes are properly tendered and not withdrawn prior to the expiration of the Exchange Offer. For a more detailed description of the 8 1/4% Notes Trans-Lux will issue in the Exchange Offer, please see the section of the Offering Circular dated February 6, 2006 (the "Offering Circular") entitled "Description of 8 1/4% Notes." The Exchange Offer is open to all holders of the 7 1/2% Notes and is subject to customary conditions. You must use this Notice of Guaranteed Delivery, or one substantially equivalent to this form, to accept the Exchange Offer if you are a registered holder of the 7 1/2% Notes and wish to tender any of your 7 1/2% Notes, but (i) the certificates representing your 7 1/2% Notes are not immediately available, and (ii) time will not permit your certificates for the 7 1/2% Notes or other required documents to reach Wells Fargo Bank, N.A., as exchange agent (the "Exchange Agent"), before 5:00 p.m., New York City time, on March 6, 2006 (or any such later date and time to which the Exchange Offer may be extended (the "Expiration Date")). You may effect a tender of your 7 1/2% Notes if (a) the tender is made through an Eligible Guarantor Institution (as defined in the section of the Offering Circular entitled "The Exchange Offer-How to Tender 7 1/2% Notes"); (b) prior to the Expiration Date, the Exchange Agent receives from an Eligible Guarantor Institution a properly completed and duly executed Notice of Guaranteed Delivery, substantially in this form, setting forth your name and address, and the amount of 7 1/2% Notes you are tendering and stating that the tender is being made by Notice of Guaranteed Delivery (these documents may be sent by overnight courier, registered or certified mail or facsimile transmission); (c) you guarantee that within three American Stock Exchange, Inc. ("AMEX") trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered 7 1/2% Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other documents required by the Letter of Transmittal, will be deposited by the Eligible Guarantor Institution with the Exchange Agent; and (d) the Exchange Agent receives the certificates for all physically tendered 7 1/2% Notes, in proper form for transfer, a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, and all other required documents within three AMEX trading days after the date of execution of this Notice of Guaranteed Delivery. Capitalized terms used but not defined herein have the meanings assigned to them in the Offering Circular.

              Delivery To:  Wells Fargo Bank, N.A., Exchange Agent

<CAPTIONS>
                             The Exchange Agent is:
                             Wells Fargo Bank, N.A.

 By Regular or Certified Mail:              By Overnight Courier:                             By Facsimile:
------------------------------             ---------------------                            ---------------------
Wells Fargo Bank Minnesota, N.A.          Wells Fargo Bank Minnesota, N.A.                  (Eligible Guarantor Institutions Only)
Customized Fiduciary Services             Customized Fiduciary Services                     (612) 667-9825
6th and Marquette, MAC N9303-120          6th and Marquette, MAC N9303-120
Minneapolis, MN  55479                    Minneapolis, MN  55479                            To Confirm by Telephone
Attn:  David Bergstrom                    Attn:  David Bergstrom                            or for Information Call:
                                                                                            (612) 667-7390



     DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN THE ADDRESS LISTED ABOVE OR TRANSMISSION OF INSTRUCTIONS BY FACSIMILE OTHER THAN AS SET FORTH ABOVE IS NOT VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    Subject to the terms and conditions set forth in the Offering Circular and the accompanying Letter of Transmittal, the undersigned hereby tenders to Trans-Lux Corporation the principal amount of 7 1/2% Convertible Subordinated Notes due 2006 set forth below pursuant to the guaranteed delivery procedure described in the section of the Offering Circular entitled "The Exchange Offer-Guaranteed Delivery Procedures."

Amount of 7 1/2% Convertible Subordinated Notes due 2006 tendered:
_______________________________________________________

Certificate Nos.  (if available):
_______________________________________________________

Total principal amount represented by 7 1/2% Note Certificate(s):
_______________________________________________________



    ALL AUTHORITY HEREIN CONFERRED OR AGREED TO BE CONFERRED SHALL SURVIVE THE DEATH OR INCAPACITY OF THE UNDERSIGNED AND EVERY OBLIGATION OF THE UNDERSIGNED HEREUNDER SHALL BE BINDING UPON THE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS OF THE UNDERSIGNED.

PLEASE SIGN HERE

_________________________________________________________   __________________
 Signature(s) of Owner(s)                                           Date
 or Authorized Signatory

Area Code and Telephone Number:  ( )_________________________


Must be signed by the holder(s) of 7 1/2% Convertible Subordinated Notes due 2006 as their name(s) appear(s) on certificates for the 7 1/2% Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

Please Print Name(s) and Address(es)

Name(s):______________________________________________

Capacity:_____________________________________________

Address(es):__________________________________________

            __________________________________________



                             GUARANTEE OF DELIVERY
                    (Not To Be Used For Signature Guarantee)

    The undersigned, an Eligible Guarantor Institution, hereby guarantees that the certificates representing the principal amount of Trans-Lux Corporation 7 1/2% Convertible Subordinated Notes due 2006 tendered hereby in proper form for transfer pursuant to the procedures set forth in the section of the Offering Circular entitled "The Exchange Offer-Guaranteed Delivery Procedures," together with any required signature guarantee and any other documents required by the Letter of Transmittal, will be received by the Exchange Agent at the address set forth above, no later than three AMEX trading days after the Expiration Date.

Dated:  _________________________________________

_________________________________________________   ____________________________
            (Address)                                     (Name of Firm)

________________________________________________    ____________________________
       (Area Code and Telephone Number)                (Authorized Signature)


NOTE: DO NOT SEND CERTIFICATES FOR THE 7 1/2% NOTES WITH THIS FORM. CERTIFICATES FOR THE 7 1/2% NOTES SHOULD BE SENT ONLY WITH A COPY OF YOUR PREVIOUSLY EXECUTED LETTER OF TRANSMITTAL.